UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                                SCAN-OPTICS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

April 10, 2001

Dear Stockholders:

     You are cordially invited to the Annual Meeting of Stockholders of Scan-Optics, Inc., scheduled to be held Thursday, May 17, 2001, at the Company's offices at 169 Progress Drive, Manchester, Connecticut, commencing at 1:30 p.m. Your Board of Directors and management look forward to meeting you personally.

     At the Meeting you will be asked to elect two directors, to appoint independent auditors for the fiscal year ending December 31, 2001 and to transact such other business as may properly be brought before the Meeting.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders. Important information is contained in the accompanying proxy statement which you are urged to read carefully.

     Regardless of the number of shares you own, it is important that they are represented and voted at the Meeting, whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

     Your interest and participation in the progress of the Company are greatly appreciated.


     Sincerely,



     James C. Mavel
     Chairman of the Board,
     Chief Executive Officer and President

                                SCAN-OPTICS, INC.

                    Notice of Annual Meeting of Stockholders

     The Annual Meeting of Stockholders of Scan-Optics, Inc. (the "Company") will be held at the Company's offices at 169 Progress Drive, Manchester, Connecticut, on Thursday, May 17, 2001 at 1:30 p.m. (EDT) to consider and take action on the following items:

     1. To elect two directors to serve until the Annual Meeting of Stockholders in 2004;

     2. To appoint independent auditors for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Only holders of Common Stock at the close of business on April 3, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of the Company, 169 Progress Drive, Manchester, Connecticut.

                           By Order of the Board of Directors

                           Richard D. Harris
                           Secretary


Manchester, Connecticut
April 10, 2001


Directions to Scan-Optics' offices at 169 Progress Drive, Manchester, Connecticut are as follows:

From I-84 Eastbound, take Exit 63. Turn left at traffic light onto Tolland Turnpike. Turn right at first traffic light onto Parker Street, follow directions below.

From I-84 Westbound, take Exit 63. Stay in the right lane, and turn right at traffic light. Proceed to the third traffic light and turn right onto Parker Street, follow directions below.
`
Follow Parker Street for 8/10th mile, then turn left onto Colonial Drive. Turn left onto Progress Drive, Scan-Optics is about one half mile on the left. A special parking area will be designated.

             YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE
                 MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS
                              PROMPTLY AS POSSIBLE.

                                SCAN-OPTICS, INC.

                               169 Progress Drive
                          Manchester, Connecticut 06040

                                 PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Scan-Optics, Inc., a Delaware corporation, to be held at the Company's offices at 169 Progress Drive, Manchester, Connecticut, on Thursday, May 17, 2001 at 1:30 p.m.

     The solicitation of proxies on the accompanying form is made on behalf of the Board of Directors of the Company.

     The cost of soliciting proxies on the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone and by telegram from stockholders. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 10, 2001.

     A stockholder signing and returning a proxy on the accompanying form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing of such revocation, or by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the attorneys named in the enclosed proxy to vote FOR the nominees for election to the Board of Directors, and FOR the appointment of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2001.

                          OUTSTANDING VOTING SECURITIES

     Only holders of Common Stock, $.02 par value ("Common Stock") at the close of business on April 3, 2001 are entitled to notice of and to vote at the meeting. On April 3, 2001, the record date, there were 7,439,732 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known to the Company to have beneficial ownership of more than 5% of the Company's outstanding voting stock as of April 3, 2001. In preparing the following table, the Company relied on the information filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or information supplied to the Company by such person or the representative of such person. Each person listed on the following page has sole voting and investment powers as to the shares the person beneficially owns, except as otherwise indicated.

                                                                  Number
                                                                of Shares
       Name and Address                 Title of               Beneficially         Percent
       of Beneficial Owner            Class Owned                  Owned            of Class
       -------------------            -----------                  -----            --------

Edwin W. Schloss                     Common Stock              502,400 (1)              6.8%
350 Park Avenue
9th Floor
New York, NY  10022

Walter J. Schloss                    Common Stock              486,400 (2)              6.5%
350 Park Avenue
9th Floor
New York, NY  10022

Walter & Edwin Schloss               Common Stock              472,400 (3)              6.3%
Associates, L.P.
350 Park Avenue
9th Floor
New York, NY  10022

__________
(1) Edwin W. Schloss has sole voting and dispositive powers with respect to the 30,000 shares of Common Stock which he individually owns. In addition, by reason of his position as one of the general partners of Schloss Management Company ("SMC") which is the general partner of Walter & Edwin Schloss Associates, L.P. ("Associates") (listed in the above table), Edwin W. Schloss may be deemed to have shared voting and dispositive powers with respect to the 472,400 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 502,400 shares, or 6.8% of the Common Stock outstanding.

(2) Walter J. Schloss has sole voting and dispositive powers with respect to the 14,000 shares of Common Stock which he individually owns. In addition, by reason of his position as one of the general partners of SMC which is the general partner of Associates (listed in the above table), Walter J. Schloss may be deemed to have shared voting and dispositive powers with respect to the 472,400 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 486,400 shares, or 6.5% of the Common Stock outstanding. In addition, Walter J. Schloss from time to time possesses certain indicia of investment discretion over 10,000 shares of Common Stock held in the accounts of his clients, but he has no voting power, and he disclaims beneficial ownership, with respect to such shares. If he were deemed to have beneficial ownership of such 10,000 shares, his total beneficial ownership of the Common Stock would be 496,400 shares, or 6.7% of the Common Stock outstanding.

(3) Such entity has reported that it has sole voting and dispositive power with respect to such shares, except that Edwin W. Schloss and Walter J. Schloss, solely by reason of their positions as general partners of SMC, the general partner of Associates, may be deemed to have shared voting and dispositive powers with respect to such shares. See footnotes (1) and (2) above.

     See "Election of Directors-Share Ownership of Management" for information on beneficial ownership of Common Stock by directors and officers of the Company.

                            GOVERNANCE OF THE COMPANY

         In accordance with the Company's By-Laws and the applicable laws of Delaware, responsibility for the management of the Company is vested in its Board of Directors. During 2000, the Board of Directors met twelve times. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of committees of the Board on which they served.

         The Board has delegated responsibilities with respect to management compensation and employee stock option plans to the Stock Options and Executive Compensation Committee, responsibilities with respect to certain audit matters to the Audit Committee and responsibilities with respect to recommending candidates to serve on the Board to the Nominating Committee.

         The Stock Options and Executive Compensation Committee is composed of Logan Clarke, Jr. (Chairman), Richard J. Coburn and John J. Holton. The Audit Committee is composed of Robert H. Steele (Chairman), E. Bulkeley Griswold and Lyman C. Hamilton, Jr. The Nominating Committee is composed of Messrs. Griswold (Chairman), Holton and Clarke.

         The Stock Options and Executive Compensation Committee is responsible for reviewing and supervising all ordinary and incentive compensation payments and plans for certain officers of the Company and for approving grants of stock options to employees under the Company's employee stock option plans. During 2000, the Stock Options and Executive Compensation Committee met once. The Audit Committee is responsible for reviewing the adequacy of financial controls and the adequacy and accuracy of financial reporting. The Audit Committee met five times during 2000. The Nominating Committee is responsible for screening and recommending candidates to serve on the Board. The Nominating Committee met once in 2000.

         Pursuant to the Company's By-Laws, nominations for directors may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the following notice procedures and who is a stockholder of record at the time of giving such notice. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (c) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholder known by such stockholder to be supporting such nomination and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. A stockholder making such a nomination must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to such matter.

         Directors, other than those who are full-time employees of the Company or a subsidiary, each receive a monthly fee of $750 and additional fees of $1,200 per Board meeting attended and $500 per committee meeting attended. Directors who are full-time employees of the Company receive no remuneration for serving on the Board of Directors or committees. Under the Scan-Optics, Inc. 1990 Stock Option Plan for Outside Directors, each non-employee director received an option to purchase 5,000 shares of Common Stock on June 12, 1990, the effective date of the plan, and on June 12, 1991, 1992, 1993, 1994 and 1995. The 1990 plan was amended on May 15, 1996 to provide an additional 200,000 shares available for grant, and a grant of 5,000 options for each outside director was made on that date, on May 15, 1997, on May 21, 1998, on May 20, 1999, and on May 18, 2000. The exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant.

                            1. ELECTION OF DIRECTORS

         The Certificate of Incorporation of the Company provides for a Board of Directors which is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. Pursuant to the Certificate of Incorporation, the Board of Directors has determined that the Company will have seven directors, three in the class whose term will expire in 2002, two in the class whose term will expire in 2003, and two in the class whose term will expire in 2004. At the 2001 Annual Meeting, two directors are to be elected to constitute the class whose term will expire in 2004.

         It is intended that the shares represented by the accompanying proxy will be voted for the election of Logan Clarke, Jr. and Richard J. Coburn as directors, unless the proxy indicates that authority to vote for such nominees is withheld. In case a nominee is unable or declines to serve, which the Board of Directors of the Company has no reason to expect, the attorneys named in the proxy intend to vote for another person designated by the Board of Directors.

         Under Delaware law, directors are elected by a plurality of the votes cast. Votes withheld and broker non-votes are not counted as votes cast in the election of directors.

         The following information sets forth the nominees for election at this meeting and each director continuing in office, their ages, business experience over at least the last five years, other directorships and period of time as a director of the Company.

Information Regarding Nominees and Continuing Directors

Nominees for election to Class II at this meeting to terms expiring in 2004:

         Mr. Logan Clarke, Jr., age 73, is an independent management consultant. He had previously served as Interim Executive Director of Southeast Area Technology Center, a business incubator and revolving loan fund from 1995 to 1996, independent management consultant from 1991 to 1995, acting President of Hartford College for Women from 1990 to 1991 and as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990. He has been a Director since 1981.

         Mr. Richard J. Coburn, age 69, is Chairman of Accent Color Sciences, Inc., a manufacturer of color printing systems. Previously he served as President of KCR Technology, Inc., a manufacturer of high speed printers, from 1983 to 1991. Except for a short period in 1980, he has been a Director since 1968.

Class I directors whose present terms continue until 2002:

         Mr. E. Bulkeley Griswold, age 62, is Managing General Partner of L&L Capital Partners, LLC, a corporate finance partnership. Mr. Griswold is also a director of NLC Insurance Companies, the New York Mercantile Exchange and a number of other privately held companies. He has been a Director since 1989.

         Mr. John J. Holton, age 68, is Chairman of Yojna, Inc., a software development and marketing company specializing in distribution of check images to support financial institution applications, which position he has held since 1996. He had previously served as a Vice President of Unisys Corporation. During his long career with Unisys (which resulted from the merger of Burroughs and Sperry Corps.) he had key assignments as President of Burroughs K.K. JAPAN, VP and General Manager of American Pacific Division and Strategic Account Management. Mr. Holton has been a Director since 1998.

         Mr. Robert H. Steele, age 62, is Vice Chairman of the John Ryan Company, a banking services company, which position he has held since 1998. He had previously held the positions of Executive Vice President during 1997 and Senior Vice President from 1992 to 1997. He was President of RHS Consulting from 1990 to 1991 and from 1985 to 1990 was Chairman and CEO of Dollar Dry Dock Bank. Mr. Steele is also Chairman of Moore Medical Corp., and a Director of NLC Insurance Companies, Accent Color Sciences, Inc., SmartServ Online, Inc. and the New York Mercantile Exchange. He has been a Director since 1978.

Class III directors whose present terms continue until 2003:

         Mr. Lyman C. Hamilton, Jr., age 74, is an investment manager and was formerly Chief Executive Officer and President of InterDigital Communications Corp., a specialized communications company, from 1993 to 1994. He had served as Chairman and Chief Executive Officer of Alpine PolyVision, Inc., a flat panel display manufacturer, from 1991 to 1993 and of Imperial Corporation of America, a financial services organization, from 1989 to 1990 and as Chairman and President of Tamco Enterprises, Inc., an investment company, from 1980 to 1989. He had previously served in various positions during a 17 year association at ITT Corporation including President during 1977 and Chief Executive Officer from 1978 to 1979. Mr. Hamilton is also a Director of Polyvision Inc., IBNET, Inc. and Videonet, Inc. He has been a Director since 1985.

         Mr. James C. Mavel, age 55, joined the Company on January 2, 1996 as President and Chief Operating Officer. On December 31, 1996, Mr. Mavel was promoted to Chief Executive Officer. On May 15, 1997, Mr. Mavel was promoted to Chairman of the Board of Directors. From 1991 to 1995 Mr. Mavel was Vice President and General Manager of the Imaging Systems Division of Unisys. He has been a Director since 1996.



Share Ownership of Management

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 3, 2001 of each director, nominee and executive officer named in the Summary Compensation Table contained elsewhere in this proxy statement.

         Name                                         Number of Shares (1)
         ---------------------------                  ----------------

         Logan Clarke, Jr.                                 50,600
         Richard J. Coburn                                 50,200
         Richard C. Goyette                                41,964
         E. Bulkeley Griswold                              73,000
         Lyman C. Hamilton, Jr.                            57,000
         John J. Holton                                    10,000
         Joel K. Howser                                    20,733
         James C. Mavel                                   123,797
         Clarence W. Rife                                  48,104
         Robert H. Steele                                  68,000
         Michael J. Villano                                65,321

(1) Includes the following number of shares subject to options exercisable within 60 days of April 3, 2001: Logan Clarke, Jr., 50,000 shares; Richard
     J. Coburn, 45,000 shares; Richard C. Goyette, 41,500 shares; E. Bulkeley Griswold, 36,500 shares; Lyman C. Hamilton, Jr., 50,000 shares; John J. Holton, 10,000 shares; Joel K. Howser, 19,667 shares; James C. Mavel, 63,333 shares; Clarence W. Rife, 44,834 shares; Robert H. Steele, 40,000 shares; and Michael J. Villano, 53,217 shares.

     No director beneficially owned more than one percent of the Common Stock. All directors and executive officers as a group (14 persons) beneficially owned 630,521 shares of the Company's Common Stock, including 473,468 shares subject to options exercisable within 60 days of April 3, 2001, which constituted 6.0% of the outstanding Common Stock as of that date.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the cash and non cash compensation paid by the Company to the CEO as well as the four most highly compensated executive officers of the Company in 2000 for services rendered in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998.


                           Summary Compensation Table

                                                                                           Long Term
                                                                                         Compensation
                                                      Annual Compensation                   Awards
                                        --------------------------------------------     ------------
                                                                               Other
                                                                              Annual      Securities       All Other
                                                                              Compen-     Underlying        Compen-
       Name and                                     Salary       Bonus        sation        Options         sation
Principal Position                       Year         ($)         ($)           ($)           (#)           ($)(1)
------------------                       ----         ---         ---           ---           ---           ------

Richard C. Goyette                         2000      168,692       10,000      7,200                          8,566
Vice President                             1999      215,746       10,000      7,200        12,250            9,566
Sales and Marketing                        1998      278,238       36,360      4,800                          6,800

Joel K. Howser                             2000      130,000        2,500      7,200                         10,364
Vice President                             1999      118,333       10,000      7,300        10,000            9,983
Software Development                       1998      120,000       58,746     5,900                           6,622

James C. Mavel                             2000      250,000                  10,175                         19,490
Chairman of the Board, Chief               1999      238,333       50,000     10,248        20,000           16,565
Executive Officer, Director                1998      235,000      180,679      8,200                          6,800
and President

Clarence W. Rife                           2000      110,833                   7,200        10,550            9,443
Vice President                             1999      123,688       10,000      7,200        12,250           10,241
Access Services Division                   1998      135,751       58,746      4,800                          6,580
and Hardware Engineering

Michael J. Villano                         2000      140,000       20,000      7,200                          8,073
Chief Financial Officer,                   1999      132,500       35,000      7,200        12,250            7,807
Vice President and Treasurer               1998      120,000       88,746      4,800                          6,580

(1)  Includes employer match under the Company's Retirement Savings Plan, a section 401 plan under the Internal Revenue Code of 1986, as amended, the stock allocation under the Company's Employee Stock Ownership Plan, and term life insurance premiums paid by the Company for the benefit of the executive officer.

                         Executive Employment Agreements



         The Company entered into an employment agreement ("Employment Agreement") effective as of December 31, 1996 with James C. Mavel to serve as its President and Chief Executive Officer and in such other executive capacities as the Board of Directors may designate from time to time. The term of Mr. Mavel's employment extends until either party terminates it. The Employment Agreement provides for a base annual salary of $200,000 or such greater amount as the Board of Directors may from time to time determine, annual incentive compensation, involving both potential cash and stock option benefits, as the Stock Options and Executive Compensation Committee of the Board of Directors may determine, life insurance in the face amount of $550,000, use of an automobile, health and disability insurance benefits, participation in other benefits available generally to executive employees as the Board of Directors may determine, and certain other personal benefits. Mr. Mavel's employment terminates automatically upon death or after three months of disability, and may also be terminated by the Company or Mr. Mavel. Generally, upon termination, Mr. Mavel or his beneficiary (as applicable) would be entitled to receive accrued and unpaid amounts under the Employment Agreement, unless termination was because he had breached his obligations under the Employment Agreement and did not cure the breach within ten days after notice from the Company, neglected or refused to attend to the material duties assigned to him by the Board of Directors and did not cure such neglect or refusal within ten days after notice from the Company, engaged in willful or reckless misconduct or gross negligence in the performance of his duties, misappropriated Company property, committed fraud or embezzlement against the Company or was convicted of any crime (other than minor traffic violations). (The foregoing acts are referred to as Cause.) Moreover, severance benefits consisting of one-year's base pay and continued participation for a year in the Company's health and disability insurance plans are owed if the Company terminates Mr. Mavel's employment without Cause prior to a change in control or if Mr. Mavel, prior to a change in control, terminates his employment because the Company has significantly diminished his job responsibilities and has not cured such diminishment within ten days after notice from him.

         Under his Employment Agreement, Mr. Mavel is entitled to enhanced severance benefits, similar to those available to other executive officers and described below, if his employment terminates involuntarily (except on account of death or disability or for Cause) or he terminates his employment for Good Reason after a change in control of the Company. A change in control is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements. A change in control would also occur if any person or entity acquires 22% or more of the voting power of the Company's outstanding securities or if during a two-year period the directors on the Company's Board of Directors who were such at the beginning of the period and directors nominated or elected by a two-thirds majority of such directors cease to constitute a majority of the Board. Good Reason is defined to include an adverse change in Mr. Mavel's powers, responsibilities or duties, a reduction in his base pay, discontinuance or a reduction of his participation in an incentive pay plan or arrangement or employee benefits in which he was participating, liquidation, merger or consolidation of the Company or a transfer of all or substantially all of its assets unless the successor assumes all of the Company's obligations under the Employment Agreement, or any material breach of the agreement by the Company or any successor. In the event of such a termination of employment, the benefits to be provided are (1) a lump sum payment equal to the sum of (a) two and a half times the sum of his base pay and two and a half times the preceding year's (or the second or third preceding year's, if greater) incentive payments, (b) two and a half times the Company's matching contribution to its Retirement Savings Plan that would be made if he deferred four percent (or such higher percentage as may be eligible for matching contributions) of the amount of his base pay and incentive pay, and (c) the value of all options to acquire Company stock that will not become exercisable on account of his termination, such lump sum payment being subject to reduction if necessary to avoid the imposition of an excise tax under the federal income tax law limitations on so-called "golden parachute" payments, and (2) the continuation of health, disability and life insurance coverages for two years following termination of employment.


                         Executive Severance Agreements

         The Company has adopted severance agreements for Executive Officers including Mr. Goyette, Mr. Howser, Mr. Rife and Mr. Villano. These agreements require the Company to provide certain benefits to Executive Officers in the event of an involuntary termination of employment with the Company (except on account of death, disability or cause) or a voluntary termination of employment with the Company where good reason exists, in either case following a "change in control" of the Company. A "change in control" is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements. A "change in control" will also occur if any person or entity acquires 22% or more of the voting power of the Company's outstanding securities, or if during any two-year period the directors on the Company's Board of Directors who were such at the beginning of the period and directors nominated or elected by a two-thirds majority of such directors cease to constitute a majority of the Board. The benefits to be provided in the event of an involuntary termination following a "change in control" are (1) a lump sum payment equal to the sum of (a) two and a half times the sum of the Executive Officers' base pay and commission pay and two and a half times the preceding year's (or the second or third preceding year's if greater) executive incentive payments, (b) two and a half times the Company matching contribution to the Scan-Optics, Inc. Retirement Savings Plan that would be made if the Executive Officer deferred under such Plan four percent (or such higher percentage as may be eligible for matching contributions) of the amount of base pay, commission pay and incentive pay considered in (a) above, and (c) the value of all options to acquire Company common stock that will not become exercisable on account of the Executive Officer's termination, such lump sum payment being subject to reduction if necessary to avoid the imposition of an excise tax under federal income tax law limitations on so-called "golden parachute" payments, and (2) the continuation of insurance coverage for two years following termination. These benefits generally will be in addition to any other benefits that Executive Officers are entitled to receive from the Company.


                          Executive Insurance Agreement

         Under an insurance agreement with Mr. Rife, the Company is obligated to provide certain benefits upon the happening of certain specified events. The principal obligations of the Company under the agreement consist of the following: (a) if Mr. Rife dies while in the employ of the Company but prior to attaining the age of 65, the Company is obligated to pay his beneficiary $50,000 per annum for each of the ten years following such death, with payment to commence in the year of death; (b) if he retires from the Company upon attaining the age of 65, or thereafter, the Company is obligated to pay him (or his beneficiary in the event that he dies during the retirement period) $50,000 per annum for each of the ten years following such retirement, with payment to commence in the year of retirement; (c) to provide for the adequate funding of its obligations under the agreement, the Company has purchased and is obligated to maintain at its expense an insurance policy on Mr. Rife's life in the face amount of $310,000; and (d) the Company has purchased and is obligated to maintain for the benefit of Mr. Rife, at the Company's expense, a disability income policy which would provide disability benefits to him in the amount of $2,500 per month. The agreement provides that payments under the disability policy shall commence six months after a determination of disability has been made and shall continue until Mr. Rife reaches the age of 65. The agreement provides for automatic termination if (a) Mr. Rife resigns or otherwise voluntarily terminates his employment other than by reason of disability or retirement upon attaining the age of 65 or (b) his employment is terminated by reason of gross misconduct.


                       Options Granted in Last Fiscal Year


         The following table sets forth information on options granted in 2000 to the executive officers listed in the Summary Compensation Table:

                                                                                                   Grant Date
                                                          Individual Grants                           Value
                                         -------------------------------------------------      -------------------

                                           % of Total
                                            Options             Exercise
                           Options         Granted to              or                               Grant Date
                          Granted       Employees in           Base Price       Expiration       Present Value
Name                          #            Fiscal Year           ($/Sh)           Date                ($)(1)
-------------------------------------------------------------------------------------------------------------------

Clarence W. Rife          10,550          1.9%                    .31           11/12/10             $3,059.50


(1) Present value determination was made using a Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions:

                          1. Volatility 1.021
                          2. Interest Rate 7%
                          3. Time to Exercise 10 years

         In general, options granted for employees under the Company's Stock Option Plans vest in installments of one-third commencing one year after grant. Options for directors are vested six months after the date of grant. The option exercise price is equal to the fair market value of a share of Common Stock on the date of grant. Options vest in full upon a reorganization, merger or consolidation in which the Company is not the surviving corporation and upon other specified events.


               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

         The following table summarizes options exercised during 2000 and presents the value of unexercised options held by the named executives at fiscal year-end:

                                                                         Number of                   Value*
                                                                        Securities                     of
                                                                        Underlying                 Unexercised
                                       Shares                           Unexercised               In-the-Money
                                      Acquired             Value          Options                    Options
                                     On Exercise         Realized*       at Fiscal                  at Fiscal
Name                                     (#)                ($)          Year-End                   Year-End
---------------------------------------------------------------------------------------------------------------------

Richard C. Goyette                          0                  0           37,417 (1)               $   0 (1)
                                                                            8,167 (2)               $   0 (2)

Joel K. Howser                              0                  0           16,333 (1)               $   0 (1)
                                                                            6,667 (2)               $   0 (2)

James C. Mavel                              0                  0           56,667 (1)               $   0 (1)
                                                                           13,333 (2)               $   0 (2)

Clarence W. Rife                       30,000             27,510           44,083 (1)               $   0 (1)
                                                                           18,717 (2)               $   0 (2)

Michael J. Villano                          0                  0           49,133 (1)               $   0 (1)
                                                                            8,167 (2)               $   0 (2)

(1)      Exercisable

(2)      Unexercisable

*Values are calculated by subtracting the exercise or base price from the fair market value of the Common Stock as of the exercise date, or in the case of unexercised options, at fiscal year end.

                    COMPARISON OF FIVE YEAR CULULATIVE RETURN
                 Among Scan-Optics, Inc., The Russell 2000 Index and The NASDAQ Computer & Data Processing Index
                      December 31, 1995 - December 31, 2000



                           Performance Graph (OMITTED)


Table I - Cumulative Value of $100 Investment

----------------------------------------------------------------------------------------------------------------------
                                          12/95         12/96        12/97        12/98        12/99        12/00
The Russell 2000 Index                   $100.00       $116.49      $142.55      $138.92      $168.45      $163.36
Nasdaq Computer & Data
  Processing Index                       $100.00       $123.41      $151.61      $270.52      $594.39      $274.91
Scan-Optics, Inc.                        $100.00       $121.74      $295.65      $132.61      $ 56.52      $  5.43

        Report of the Stock Options and Executive Compensation Committee


The Stock Options and Executive Compensation Committee is responsible for making recommendations to the full Board of Directors with respect to the compensation of the Company's Chief Executive Officer and other Executive Officers of the Company, and with respect to long- and short-term incentive compensation awards. It also makes grants under the Company's stock option plans for employees. The members of the Stock Options and Executive Compensation Committee are Logan Clarke, Jr. (Chairman), Richard J. Coburn and John J. Holton. All members are non-employee directors, and none has any direct or indirect material interest in or relationship with the Company outside of his position as director.

During 2000, the Stock Options and Executive Compensation Committee did not meet separately from the Board of Directors. The Board, including the members of the Committee, determined to continue the existing policies of the Stock Options and Executive Compensation Committee. These policies and their application in 2000 are described below.

The Company's executive compensation program is divided into four parts: base salary, bonus, commissions, and stock options. Actual salary changes are based on performance. Bonus awards for Executive Officers are based on the Company meeting specified goals. Special awards can be granted to various management and other employees.

Sales volume is an important factor in the Company's success. Therefore, commissions can constitute a meaningful portion of the compensation of the executive who has direct responsibility for sales. In 2000, commission payments for Mr. Goyette, Vice President of Sales and Marketing, constituted approximately 12% of his cash compensation.

Stock compensation in the form of stock options is meant to align interests of top management with that of shareholders. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms on which option grants shall be made, and the number of shares subject to each option. Only one grant was made to an executive officer, Mr. Rife, Vice President of Access Services Division.

The overall objective in discussions of compensation is to reward performance in a manner that is competitive with comparable companies and which provides incentives to managers to produce steadily improved results. Historically, we have carefully measured the various compensation components, base salary, bonuses, options and other fringe benefits against similar size, peer companies to assure that Scan-Optics' executives and key employees are compensated in a fair manner. We are satisfied that the current plan encompasses this objective. In 2000, compensation for executive officers was within the same range as prior years.

Board of Directors and Stock Options and Executive Compensation Committee

       Logan Clarke, Jr., Chairman                 Lyman C. Hamilton, Jr.
       Richard J. Coburn                           James C. Mavel
       John J. Holton                              Robert H. Steele
       E. Bulkeley Griswold

                          REPORT OF THE AUDIT COMMITTEE


The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2000.

In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                       Robert H. Steele, Audit Committee Chairman
                       E. Bulkeley Griswold, Audit Committee Member
                       Lyman C. Hamilton, Jr., Audit Committee Member March 26, 2001


                              CERTAIN TRANSACTIONS

         During 2000, legal services were rendered to the Company by a law firm of which William H. Cuddy, Secretary of the Company through December 31, 2000, was a partner.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than 10% of its Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities Exchange Commission. Those directors, officers and stockholders are required to send the Company copies of all such forms they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain of such persons, the Corporation believes that all of its officers and directors filed the required forms on or before their due dates.


                     2. APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors recommends that proxies be voted in favor of the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2001. Ernst & Young LLP has been the Company's independent auditor since 1979. Fees for the last annual audit were $130,000 and all other fees were $149,700 including audit related services of $31,500 and non-audit services of $118,200. Audit related services include a pension and a statutory audit.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.


                                3. OTHER BUSINESS

         The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.


                              STOCKHOLDER PROPOSALS

         Pursuant to the Company's By-Laws, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting as shall be brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely and proper notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the scheduled annual meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such proposal.

         Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 2002 must be received by the Company at its principal executive offices no later than December 11, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 2002. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         In addition, with respect to the Annual Meeting of Stockholders in 2002, if a stockholder does not provide notice to the Company of a stockholder proposal by February 23, 2002, the attorneys named in the form of proxy mailed with the Company's proxy statement for that meeting will have discretionary authority to vote as they determine on the proposal. If the Company changes the date of the 2002 Annual Meeting by more than 30 days from the date of the 2001 Annual Meeting, those attorneys will have that discretionary authority to vote unless the stockholder provides notice of the stockholder proposal a reasonable time before the Company mails its proxy materials for the meeting.

                                                              RICHARD D. HARRIS
                                                              Secretary
                                                              April 10, 2001

                                    Exhibit A

                                Scan-Optics, Inc.


                             AUDIT COMMITTEE CHARTER


Organization
This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors for this charter and any changes to it.

The Board of Directors shall appoint the Committee, which shall consist of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independence from management and the Company in carrying out their responsibilities as directors. Members must also satisfy the specific independence rules of the NASD. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management expertise.

Statement of Policy
The Audit Committee shall assist the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to:

     the Company's financial statements and the financial reporting process;

     the systems of internal accounting and financial controls;

     the annual independent audit of the Company's financial statements; and

     the legal compliance and ethics programs as established by management and the Board of Directors.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. In addition, the Committee will perform such other functions as may be assigned by law or the Board of Directors.

Responsibilities and Processes
The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements. The Committee recognizes that the Company's financial management, as well as the outside auditors have more time, more knowledge and more detailed information on the Company than do the Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification or assurance as to the independent auditors' work.

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures from the independent auditors required by the Independence Standards Board. The Committee shall review services performed by the independent auditors, including the type and extent of non-audit services and the impact that those services may have on the outside auditors' independence. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

     o The Committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     o The Committee shall review with management and the independent auditors the financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. In addition, the Committee shall review with management and the independent auditors before implementation any significant changes in accounting principles before the Company implements them.


     o The Audit Committee shall submit an Audit Committee Report for the Company's proxy statements which satisfies the requirements of the applicable rules of the Securities and Exchange Commission.


     Adopted: June 2000